   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 30, 1994
                                                      REGISTRATION NO.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                       NATIONAL SEMICONDUCTOR CORPORATION
               (Exact name of issuer as specified in its charter)

               DELAWARE                                95-2095071
   (State or other jurisdiction of                  (I.R.S. Employer
    incorporation or organization)                 Identification No.)

 2900 SEMICONDUCTOR DRIVE, P.O. BOX 58090, SANTA CLARA, CALIFORNIA 95052-8090
                   (Address of Principal Executive Offices)       (Zip Code)

                      GLOBAL EMPLOYEES STOCK PURCHASE PLAN
                            (Full title of the plan)

                            JOHN M. CLARK III, ESQ.

              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY

  2900 SEMICONDUCTOR DRIVE, P.O. BOX 58090, SANTA CLARA, CALIFORNIA 95052-8090

                                 (408) 721-6529
(Name, address and telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

                                                                      PROPOSED
                                                                       MAXIMUM      PROPOSED MAXIMUM      AMOUNT OF
                                                  AMOUNT TO BE     OFFERING PRICE       AGGREGATE       REGISTRATION
     TITLE OF SECURITIES TO BE REGISTERED          REGISTERED       PER SHARE(1)     OFFERING PRICE          FEE
Common Stock, ($0.50 par value)...............   5,000,000 shs.        $15.50          $77,500,000       $26,724.14
Preferred Stock Purchase Rights...............         (2)

(1) Computed on the basis of the average of the high and low sales price of the Common Stock on September 28, 1994 as reported in the consolidated reporting system, which is used as the estimated offering price solely for the purpose of determining the registration fee, in accordance with Rule 457(h).

(2) Each share of Common Stock includes one Preferred Stock Purchase Right issued under the Rights Agreement, dated as of August 8, 1988, as amended, between the Registrant and The First National Bank of Boston, as Rights Agent.

                              -------------------

* PURSUANT TO RULE 417 UNDER THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT ALSO COVERS AN INDETERMINATE AMOUNT OF INTERESTS TO BE OFFERED OR SOLD PURSUANT TO THE NATIONAL SEMICONDUCTOR CORPORATION GLOBAL EMPLOYEES STOCK PURCHASE PLAN.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                     PART I
                                EXPLANATORY NOTE

    As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this Registration Statement omits the information specified in
Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plan as required by Securities Act Rule 428(b). Such documents are not being filed as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents which have been filed with the Commission by the Company are hereby incorporated by reference in this Registration Statement:

        (a) The Company's Annual Report on Form 10-K for the fiscal year ended May 29, 1994, including the portions of the Company's 1994 Annual Report and the Company's Proxy Statement for the 1994 Annual Meeting of Stockholders incorporated therein by reference;

        (b) All other reports filed by the Company pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") since May 29, 1994;

        (c) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed September 8, 1970, together with any amendment or report filed with the Commission for the purpose of updating such description; and

        (d) The description of the Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A filed August 9, 1988, together with any amendment or report filed with the Commission for the purpose of updating such description.

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

    Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

    In connection with the filing of the Registration Statement, John M. Clark III, Esq. has rendered an opinion to the Company upon the legality of the Common Stock being registered hereunder. At the time of rendering such opinion, Mr. Clark had a substantial interest in the Company, as defined by the rules of the Securities and Exchange Commission, in that the fair market value of the 3,056 shares of Common Stock owned directly and indirectly by him, together with the 31,000 shares of Common Stock subject to options held by him, exceeded $50,000. Also, at such time Mr. Clark was connected with the Company in that he was Senior Vice President, General Counsel and Secretary of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 102 of the Delaware General Corporation Law ("DGCL") allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damages for a breach of fiduciary duty as a director, except (i) for breach of the director's duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for certain unlawful dividends and stock repurchases or (iv) for any transaction from which the director derived an improper personal benefit. Article Thirteenth of the Company's Second Restated Certificate of Incorporation (the "Certificate") provides that no director shall be personally liable to the Company or its stockholders for monetary damages for any breach of his fiduciary duty as a director, except as provided in Section 102 of the DGCL.

    Section 145 of the DGCL provides that in the case of any action other than one by or in the right of the corporation, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity on behalf of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

    Section 145 of the DGCL provides that in the case of an action by or in the right of a corporation to procure a judgment in its favor, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action or suit by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity on behalf of another corporation or enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under standards similar to those set forth in the preceding paragraph, except that no indemnification may be made in respect of any action or claim as to which such person shall have been adjudged to be liable to the corporation unless a court determines that such person is fairly and reasonably entitled to indemnification.

    Article Thirteenth of the Company's Certificate provides that the Company shall to the extent permitted by law indemnify any person for all liabilities incurred by or imposed upon him as a result of any action or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, in which he shall be involved by reason of the fact that he is or was serving as a director, officer or employee of the Company, or, that, at the request of the Company, he is or was serving another corporation or enterprise in any capacity.
Article VIII of the Company's By-Laws provides for indemnification of any person who was or is a party to any threatened, pending or completed action, or to any derivative proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation in that capacity for another corporation if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct unlawful.

    The Company has purchased and maintains at its expense on behalf of directors and officers insurance, within certain limits, covering liabilities that may be incurred by them in such capacities.

ITEM 8.  TABLE OF EXHIBITS

 4-A       Copy of Registrant's Restated Certificate of Incorporation (1)
 4-B       Copy of Registrant's By-laws (1)
 5         Opinion re legality
10         National Semiconductor Corporation Global Employees Stock Purchase Plan
23-A       Consent of KPMG Peat Marwick
23-B       Consent of John M. Clark III (Included in Exhibit 5)
24         Power of Attorney

- ------------------------
(1) Filed as an Exhibit to the Company's Registration Statement on Form S-3 (File No. 33-52775) and incorporated herein by reference.

ITEM 9.  UNDERTAKINGS

    (a) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) to reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)  To remove from registration by  means of a post-effective amendment
    any  of  the  securities  being  registered  which  remain  unsold  at   the
    termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, California, on the 30th day of September, 1994.

                                          NATIONAL SEMICONDUCTOR CORPORATION

                                          By        /s/ GILBERT F. AMELIO

                                            ------------------------------------
                                                     Gilbert F. Amelio
                                             President, Chief Executive Officer
                                                        and Director

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 30TH DAY OF SEPTEMBER, 1994.

                      SIGNATURE                                                TITLE
- -----------------------------------------------------  -----------------------------------------------------

                     /s/ PETER J. SPRAGUE*             Chairman of the Board
     ------------------------------------------
                 (Peter J. Sprague)

                     /s/ GILBERT F. AMELIO             President, Chief Executive Officer and
     ------------------------------------------        Director (Principal Executive Officer)
                 (Gilbert F. Amelio)

                      /s/ DONALD MACLEOD*              Senior Vice President, Finance and Chief
     ------------------------------------------        Financial Officer (Principal Financial Officer)
                  (Donald Macleod)

                    /s/ ROBERT B. MAHONEY*             Vice President and Controller
     ------------------------------------------        (Principal Accounting Officer)
                 (Robert B. Mahoney)

                      /s/ GARY P. ARNOLD*              Director
     ------------------------------------------
                  (Gary P. Arnold)

                       /s/ ROBERT BESHAR*              Director
     ------------------------------------------
                   (Robert Beshar)

                                                       Director
     ------------------------------------------
                (Modesto A. Maidique)

                    /s/ J. TRACY O'ROURKE*             Director
     ------------------------------------------
                 (J. Tracy O'Rourke)

                    /s/ CHARLES E. SPORCK*             Director
     ------------------------------------------
                 (Charles E. Sporck)

                    /s/ DONALD E. WEEDEN*              Director
     ------------------------------------------
                 (Donald E. Weeden)

          *By         /s/ GILBERT F. AMELIO
        -------------------------------------
                    Gilbert F. Amelio
                    Attorney-in-Fact

    THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Stock Option and Compensation Committee of the Board of Directors of National Semiconductor Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on September 30, 1994.

STOCK OPTION AND COMPENSATION COMMITTEE

By the Members of the Committee:

         /s/ GARY P. ARNOLD*
- --------------------------------------
            Gary P. Arnold

          /s/ ROBERT BESHAR*
- --------------------------------------
            Robert Beshar

- --------------------------------------
         Modesto A. Maidique

        /s/ J. TRACY O'ROURKE*
- --------------------------------------
          J. Tracy O'Rourke

        /s/ PETER J. SPRAGUE*
- --------------------------------------
           Peter J. Sprague

*By        /s/ GILBERT F. AMELIO

- --------------------------------------
           (Gilbert F. Amelio,
          ATTORNEY-IN-FACT)

                       NATIONAL SEMICONDUCTOR CORPORATION
                                 EXHIBIT INDEX

EXHIBIT
NUMBER                                         DESCRIPTION OF EXHIBIT                                       PAGE NUMBER
- ---------  ----------------------------------------------------------------------------------------------  -------------
 4-A       Copy of Registrant's Restated Certificate of Incorporation (1)
 4-B       Copy of Registrant's By-laws (1)
 5         Opinion re legality
10         National Semiconductor Corporation Global Employees Stock Purchase Plan
23-A       Consent of KPMG Peat Marwick
23-B       Consent of John M. Clark III (Included in Exhibit 5)
24         Power of Attorney

- ------------------------
(1) Filed as an Exhibit to the Company's Registration Statement on Form S-3 (File No. 33-52775) and incorporated herein by reference.